Exhibit 10.1

EXECUTION VERSION

THIRD AMENDMENT TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIRD AMENDMENT, dated as of August 18, 2014 (this “Amendment”), to the Second Amended and Restated Credit Agreement, dated as of November 16, 2007, as amended and restated as of October 17, 2011 (as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as the arranger and administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), TAKE-TWO INTERACTIVE SOFTWARE, INC., a Delaware corporation (“Parent”), and each of Parent’s domestic Subsidiaries identified on the signature pages hereof as a Borrower (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “U.S. Borrower”, and collectively, jointly and severally, as the “U.S. Borrowers”), TAKE TWO GB LTD., a company incorporated under the laws of England and Wales (the “U.K. Borrower”, and together with the U.S. Borrowers, each a “Borrower” and collectively, the “Borrowers”), and each of Parent’s Subsidiaries identified on the signature pages hereof as a Guarantor (such Subsidiaries are referred to hereinafter each individually as a “Guarantor”, and individually and collectively, jointly and severally, as the “Guarantors”; and together with Borrowers, each a “Loan Party” and collectively, the “Loan Parties”).

WHEREAS, the Loan Parties, the Agent and the Lenders agree to modify the Credit Agreement on and subject to the terms set forth herein;

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

1.                                      Definitions.  Any capitalized term used herein and not defined shall have the meaning assigned to it in the Credit Agreement.

2.                                      Amendments.

(a)                                 The following new definition of “Anti-Corruption Laws” is added in alphabetical order to Schedule 1.1 of the Credit Agreement to read as follows:

““Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Loan Party or its Subsidiaries from time to time concerning or relating to bribery or corruption.”

(b)                                 The following new definition of “Anti-Terrorism Laws” is added in alphabetical order to Schedule 1.1 of the Credit Agreement to read as follows:

““Anti-Terrorism Laws” means any Requirement of Law relating to terrorism or money laundering, including, without limitation, (a) the Money Laundering Control Act of 1986 (i.e., 18 U.S.C. §§ 1956 and 1957), (b) the Currency and Foreign Transactions Reporting Act (31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959) (the

“Bank Secrecy Act”), (c) the USA Patriot Act, (d) the laws, regulations and Executive Orders administered by OFAC, (e) the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010 and implementing regulations by the United States Department of the Treasury, (f) any law prohibiting or directed against terrorist activities or the financing of terrorist activities (e.g., 18 U.S.C. §§ 2339A and 2339B), or (g) any similar laws enacted in the United States or any other jurisdictions in which the parties to this Agreement operate, as any of the foregoing laws may from time to time be amended, renewed, extended, or replaced.”

(c)                                  The definition of “Applicable Margin” in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Applicable Margin” means, as of any date of determination,

(a)                                 For the period from and including the Third Amendment Effective Date to but excluding the effective date of any determination of the Applicable Margin pursuant to clause (b) below, the applicable rate per annum set forth opposite Level I below (the “Initial Applicable Margin”).

(b)                                 For each quarter thereafter, commencing on the first day of the first quarter that occurs after the Third Amendment Effective Date, the relevant Applicable Margin set forth in the table below that corresponds to the applicable average Liquidity for the immediately preceding thirty day period set forth opposite thereto.

Level	30 Day Average Liquidity	Applicable Margin in respect of Base Rate Loans	Applicable Margin in respect of LIBOR Rate Loans
I	Less than $30,000,000	1.00%	2.00%
II	Greater than or equal to $30,000,000 but less than $75,000,000	0.75%	1.75%
III	Greater than or equal to $75,000,000	0.50%	1.50%

(c)                                  Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, the Applicable Margin shall be set at Level I set forth in the table above.”

(d)                                 The definition of “Base LIBOR Rate” in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Base LIBOR Rate” means the rate per annum rate as reported on Reuters Screen LIBOR01 page (or any successor page) 2 Business Days prior to the commencement of the requested Interest Period, for a term, and in an amount, comparable to the Interest Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of a LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by Administrative Borrower in accordance with the Agreement (and, if any such rate is below zero, the Base LIBOR Rate shall be deemed to be zero), which determination shall be made by Agent and shall be conclusive in the absence of manifest error.”

(e)                                  The following new definition of “Cash Concentration Account” is added in alphabetical order to Schedule 1.1 of the Credit Agreement to read as follows:

““Cash Concentration Account” has the meaning specified therefor in Section 2.7(a).”

(f)                                   The definition of “Cash Equivalents” in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing no more than 2 years from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing no more than 2 years from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Rating Group or its successor (“S&P”) or Moody’s Investors Service, Inc. or its successor (“Moody’s”), (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) bonds issued in the United States maturing no more than 2 years from the date of acquisition and, at the time of acquisition, having a rating of at least A- from S&P or at least A3 from Moody’s; provided, that (1) any such Permitted Investment in such bonds shall not exceed 10% of a specific bond issuance and (2) Permitted Investments in any specific bond issuance of the type of bonds described in this clause (d) shall not exceed 20% of the Loan Parties’ and their Subsidiaries’ Permitted Investments in the aggregate, (e) certificates of deposit, time deposits, or bankers’ acceptances maturing no more than 2 years from the date of acquisition thereof issued by any bank organized under the Laws of the United States or any state thereof having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (f) Deposit Accounts maintained with (i) any bank that satisfies the criteria described in clause (e) above, or (ii) any other bank organized under the Laws of the United States or any state thereof so long as the amount maintained with any such other bank is less than or equal to $250,000 and is insured by the Federal Deposit Insurance Corporation, (g) Investments in SEC Rule 2a7 eligible money market mutual funds with a rating of at least AAA, and (h) repurchase agreements maturing no more than 2 years from the date of acquisition thereof fully collateralized by any Permitted Investments in the types of assets described in clause (a) above; provided, that the aggregate amount of Permitted Investments in the types of assets described in clauses (a) through (h) above (other than clause (f) above) maturing more than 1 year from the date of acquisition thereof but maturing no more than 2 years from the date of acquisition thereof shall not exceed $120,000,000 at any time outstanding “

(g)                                  The definition of “EBITDA” in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““EBITDA” means, with respect to any fiscal period, Parent’s and its Subsidiaries’ consolidated net earnings (or loss), minus (a) extraordinary gains, interest income, and any software development costs to the extent capitalized during such period, plus (b) (i) non-cash charges (including goodwill imputed and write-offs of software development costs); (ii) non-recurring restructuring costs in an aggregate amount not to exceed $3,000,000 in such period; (iii) customary costs, fees and expenses (including prepayment premiums) incurred in connection with any equity offering, Permitted Acquisition, Investment, Permitted Disposition, recapitalization, financing or refinancing transaction after the date hereof, in each case whether or not successful, and any actual or proposed amendment or modification to the terms of any such transactions, in the case of this clause (iii), in an aggregate amount not to exceed $5,000,000 in any 12 month period; (iv) extraordinary losses; (v) interest expense (including the fees and expenses incurred in connection with the entry into this Agreement in an aggregate amount not to exceed $750,000 and including, using the effective rate method, any non-cash accretion); (vi) non-cash compensation expenses; (vii) non-cash stock option expense; (viii) non-cash restricted stock expense; (ix) income taxes; (x) impairment of intellectual property; (xi) impairment of capitalized software; (xii) impairment of prepaid royalties; (xiii) amortization of capitalized software expense; (xiv) amortization of intellectual property expense; and (xv) other depreciation and amortization for such period, in each case, determined, without duplication, on a consolidated basis in accordance with GAAP.  For the purposes of calculating EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”), if at any time during such Reference Period (and after the Closing Date) Parent or any of its Subsidiaries shall have made a Permitted Acquisition, EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto in accordance with Regulation S-X promulgated under the Exchange Act or in such other manner reasonably acceptable to the Agent as if the Permitted Acquisition occurred on the first day of such Reference Period.”

(h)                                 The definition of “Liquidity” in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Liquidity” means, (a) at any time there are no Advances outstanding and a borrowing base certificate is not required to be delivered in accordance with Section 5.2, the sum of (i) $50,000,000 and (ii) Qualified Cash at such time, and (b) at any time there are Advances outstanding or a borrowing base certificate is required to be delivered in accordance with Section 5.2, the sum of (i) Availability plus (ii) Qualified Cash, in each case, at such time.”

(i)                                     The definition of “Loan Documents” in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Loan Documents” means the Agreement, the Bank Product Agreements, the Cash Management Agreements, the Control Agreements, the Contribution Agreement, the Copyright Security Agreement, the Disbursement Letter, the Fee Letter, the Intercompany Subordination Agreement, the Letters of Credit, the Mortgages, the Patent Security Agreement, the Reaffirmation Agreement, the Security Agreement, the Trademark Security Agreement, the U.K. Cash Management Agreements, the U.K. Security Documents, any note or notes executed by a Loan Party in connection with the Agreement and payable to a member of the Lender Group, and any other agreement entered into, now or in the future, by any Loan Party or any of their Subsidiaries, and the Lender Group in connection with the Agreement.”

(j)                                    The following new definition of “OFAC” is added in alphabetical order to Schedule 1.1 of the Credit Agreement to read as follows:

““OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.”

(k)                                 The following new definition of “OFAC Sanctions Program” is added in alphabetical order to Schedule 1.1 of the Credit Agreement to read as follows:

““OFAC Sanctions Programs” means (a) the Requirements of Law and Executive Orders administered by OFAC, including but not limited to, Executive Order No. 13224, and (b) the list of Specially Designated Nationals and Blocked Persons administered by OFAC, in each case, as renewed, extended, amended, or replaced.”

(l)                                     The definition of “Permitted Cash Acquisition” in Schedule 1.1 of the Credit Agreement is hereby amended by amending and restating clause (d) thereof in its entirety to read as follows:

“(d)                           (i) the assets being acquired (other than a de minimis amount of assets in relation to the assets being acquired) are located within the United States or the Person whose Stock is being acquired is organized in a jurisdiction located within the United States, or (ii) if the assets being acquired are located outside the United States or the Person whose Stock is being acquired is organized in a jurisdiction located outside of the United States, and the Person whose Stock is being acquired does not become a Guarantor, or such assets do not become Collateral, following the proposed Acquisition, the purchase price payable in respect of Acquisitions (including the proposed Acquisition) of the type described in this clause (d)(ii) shall not exceed $50,000,000 in the aggregate during the term of this Agreement,”

(m)                             The definition of “Permitted Investments” in Schedule 1.1 of the Credit Agreement is hereby amended by amending clause (g) therein in its entirety to read as follows:

“(g)   Investments after the Closing Date by the Parent or any of its Subsidiaries in any Loan Party,”

(n)                                 The definition of “Permitted Merger” in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Permitted Merger” means the merger of (i) any Borrower with and into any other Borrower, (ii) any Guarantor with and into any other Guarantor, (iii) any Guarantor with and into any Borrower with such Borrower surviving such merger, (iv) any Subsidiary that is not a Loan Party with and into any other Subsidiary that is not a Loan Party, or (v) a Borrower or any of its Subsidiaries with and into any Subsidiary formed and/or acquired in connection with consummating a Permitted Acquisition or Permitted Investment, in each case, so long as no Default or Event of Default has occurred and is continuing or would result from such merger and, in the case of a Borrower, with such Borrower surviving such merger.”

(o)                                 The definition of “Permitted Purchase Money Indebtedness” in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Permitted Purchase Money Indebtedness” means, as of any date of determination, Purchase Money Indebtedness incurred after the Closing Date in an aggregate principal amount outstanding at any one time not in excess of $25,000,000.”

(p)                                 The definition of “Platform License” in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Platform License” means each of (i) XBOX 360 Publisher License Agreement, dated November 17, 2005, between Microsoft Licensing, GP and Take-Two Interactive Software, Inc., (ii) Xbox One Publisher License Agreement dated October 31, 2013, between Microsoft Licensing, GP and Take-Two Interactive Software, Inc., (iii) Global Playstation 3 Format Licensed Publisher Agreement, dated May 18, 2010, between Take-Two International S.A. and Sony Computer Entertainment Europe Limited, (iv) Global Playstation 3 Format Licensed Publisher Agreement, dated May 20, 2010, between Take-Two Interactive Software, Inc. and Sony Computer Entertainment America LLC and (v) any other platform license agreement entered into with any platform manufacturer after the Third Amendment Effective Date (including but not limited to license agreements with respect to the Playstation 4 console) pursuant to which the Loan Parties have derived at least 10% of their consolidated annual net revenue in the immediately prior fiscal year, in each case, as such documents may be amended, restated, supplemented or otherwise modified from time to time in accordance with this Agreement.”

(q)                                 The following new definition of “Requirements of Law” is added in alphabetical order to Schedule 1.1 of the Credit Agreement to read as follows:

““Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, provincial, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.”

(r)                                    The following new definition of “Sanctioned Entity” is added in alphabetical order to Schedule 1.1 of the Credit Agreement to read as follows:

““Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, (d) a Person resident in or determined to be resident in a country, in each case, that is subject to a country sanctions program administered and enforced by OFAC.”

(s)                                   The following new definition of “Sanctioned Person” is added in alphabetical order to Schedule 1.1 of the Credit Agreement to read as follows:

““Sanctioned Person” means any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or any European Union member state.”

(t)                                    The following new definition of “Sanctions” is added in alphabetical order to Schedule 1.1 of the Credit Agreement to read as follows:

““Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.”

(u)                                 The following new definition of “Third Amendment” is added in alphabetical order to Schedule 1.1 of the Credit Agreement to read as follows:

“‘Third Amendment’ means the Third Amendment to Second Amended and Restated Credit Agreement, dated as of August 18, 2014 by and among the Agent, the Lenders and the Loan Parties.”

(v)                                 The following new definition of “Third Amendment Effective Date” is added in alphabetical order to Schedule 1.1 of the Credit Agreement to read as follows:

“‘Third Amendment Effective Date’ has the meaning specified therefor in Section 3 of the Third Amendment.”

(w)                           The following new definition of “U.K. Activation Instruction” is added in alphabetical order to Schedule 1.1 of the Credit Agreement to read as follows:

““U.K. Activation Instruction” has the meaning specified therefor in Section 2.7(f).”

(x)                                 The definition of “U.K. Borrowing Base” in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““U.K. Borrowing Base” means, as of any date of determination, the result of:

(a)                                 85% of the amount of U.K. Eligible Accounts, less the amount, if any, of the U.K. Dilution Reserve, plus

(b)                                 the lesser of

(i)                                     50% of the value of U.K. Eligible Inventory, and

(ii)                                  $25,000,000, minus

(c)                                  the aggregate amount of reserves applicable to the U.K. Borrower, if any, established by Agent under Section 2.1(b). ”

(y)                                 The definition of “U.K. Eligible Accounts” in Schedule 1.1 of the Credit Agreement is hereby amended by amending and restating clause (i) thereof in its entirety to read as follows:

“(i)                               Accounts with respect to an Account Debtor whose total obligations owing to Borrowers exceed 10% (or, (x) in the case of any of Tesco, GEM and ASDA Stores, LTD, 25%, (y) in the case of Sainsbury’s Supermarket LTD and Amazon EU Sarl, 20%, or (z) in the aggregate for Tesco, GEM and ASDA Stores, LTD, 75%) (such percentage, as applied to a particular Account Debtor, being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates in any material respect) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,”

(z)                                  The following new definition of “U.K. Cash Management Account” is added in alphabetical order to Schedule 1.1 of the Credit Agreement to read as follows:

““U.K. Cash Management Account” has the meaning specified therefor in Section 2.7(e).”

(aa)                          The following new definition of “U.K. Cash Management Agreement” is added in alphabetical order to Schedule 1.1 of the Credit Agreement to read as follows:

““U.K. Cash Management Agreement” means those certain cash management agreements, in form and substance reasonably satisfactory to Agent, each of which is among an U.K. Loan Party, Agent, and one of the U.K. Cash Management Banks.”

(bb)                          The following new definition of “U.K. Cash Management Bank” is added in alphabetical order to Schedule 1.1 of the Credit Agreement to read as follows:

““U.K. Cash Management Bank” has the meaning specified therefor in Section 2.7(e).”

(cc)                            The definition of “U.K. Eligible Accounts” in Schedule 1.1 of the Credit Agreement is hereby amended by amending and restating clause (l) thereof in its entirety to read as follows:

“(l)                               Accounts that are not subject to a valid and perfected first priority Agent’s Lien (being, in the case of Accounts owned by U.K. Borrower, a fixed or floating charge),”

(dd)                          The definition of “U.S. Eligible Accounts” in Schedule 1.1 of the Credit Agreement is hereby amended by amending and restating clause (f) thereof in its entirety to read as follows:

“(f)                             Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States or Canada, or (ii) is not organized under the Laws of the United States, Canada or any state or territory thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (y) the Account is supported by an irrevocable letter of credit reasonably satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Agent and is directly drawable by Agent, or (z) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, reasonably satisfactory to Agent,”

(ee)                            The definition of “U.S. Eligible Accounts” in Schedule 1.1 of the Credit Agreement is hereby amended by amending and restating clause (i) thereof in its entirety to read as follows:

“(i)                               Accounts with respect to an Account Debtor whose total obligations owing to Borrowers exceed 10% (or, (x) in the case of any of Wal-Mart, Microsoft, Sony Computer Entertainment, LLC, Game Stop and Best Buy, 25%, (y) in the case of Target Corp., and Amazon, 20%, or (z) in the aggregate for Wal-Mart, Microsoft, Sony Computer Entertainment, LLC, Game Stop and Best Buy, 75%) (such percentage, as applied to a particular Account Debtor, being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates in any material respect) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,”

(ff)                              The following new definition of “U.K. Rescission” is added in alphabetical order to Schedule 1.1 of the Credit Agreement to read as follows:

““U.K. Rescission” has the meaning specified therefor in Section 2.7(f).”

(gg)                            The following new definition of “U.K. Triggering Event” is added in alphabetical order to Schedule 1.1 of the Credit Agreement to read as follows:

““U.K. Triggering Event” means, as of any date of determination, that (a) an Event of Default has occurred, or (b) Liquidity is less than $50,000,000.”

(hh)                          Section 2.1(a) of the Credit Agreement (Revolver Advances) is hereby amended and restated in its entirety to read as follows:

“(a)                           Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a Revolving Commitment agrees (severally, not jointly or jointly and severally to make

(i)                                     U.S. Advances to U.S. Borrowers in an amount at any one time not to exceed such Lender’s Pro Rata Share of an amount equal to the lesser of (x) the Maximum Revolver Amount less the sum of (1) Letter of Credit Usage at such time plus (2) the aggregate principal amount of U.K. Advances outstanding at such time and (y) the U.S. Borrowing Base at such time (it being agreed that the U.S. Borrowing Base shall be deemed to equal to the Maximum Revolver Amount at any time that both (A) Liquidity is more than $150,000,000 and (B) there are no Advances outstanding, until such time as a borrowing base certificate is required to be delivered in accordance with Section 5.2) less the Letter of Credit Usage at such time, and

(ii)                                  U.K. Advances to U.K. Borrower in an amount at any one time outstanding not to exceed such Lender’s Pro Rata Share of an amount equal to the lesser of (x) the Maximum Revolver Amount less the sum of (1) Letter of Credit Usage at such time plus (2) the aggregate principal amount of U.S. Advances outstanding at such time, and (y) the U.K. Borrowing Base at such time (it being agreed that the U.K. Borrowing Base shall be deemed to equal to the Maximum Revolver Amount at any time that both (A) Liquidity is more than $150,000,000 and (B) there are no Advances outstanding, until such time as a borrowing base certificate is required to be delivered in accordance with Section 5.2).”

(ii)                              Section 2.4(c) of the Credit Agreement (Mandatory Prepayments) is hereby amended and restated in its entirety to read as follows:

“(c)                            Mandatory Prepayments.

(i)                                     If at any time the sum of the aggregate amount of the outstanding U.S. Advances and the outstanding Letter of Credit Usage exceeds the lesser of (x) the U.S. Borrowing Base and (y) the Maximum Revolver Amount less the aggregate principal amount of U.K. Advances outstanding at such time, Borrowers shall prepay, within 5 days, the U.S. Obligations in an amount equal to such excess which prepayments shall be applied (A) so long as no Application Event shall have occurred and be continuing, to the outstanding principal amount of the U.S. Advances until paid in full, and (B) if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 2.4(b)(ii).

(ii)                                  If at any time the sum of the aggregate amount of the outstanding U.K. Advances exceeds the lesser of (x) the U.K. Borrowing Base and (y) the Maximum Revolver Amount less the sum of (1)  Letter of Credit Usage at such time plus (2) the aggregate principal amount of U.S. Advances outstanding at such time, Borrowers shall prepay, within 5 days, the U.K. Obligations in an amount equal to such excess which prepayments shall be applied (A) so long as no Application Event shall have occurred and be continuing, to the outstanding principal amount of the U.K. Advances until paid in full, and (B) if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 2.4(b)(iii).”

(jj)                                Section 2.6(b) of the Credit Agreement (Letter of Credit Fee) is hereby amended and restated in its entirety to read as follows:

“(b)                           Letter of Credit Fee.  U.S. Borrowers shall pay Agent (for the ratable benefit of the Lenders with a Revolver Commitment, subject to any agreements between Agent and individual Lenders), a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.12(e)) which shall accrue at a rate equal to 1.50% per annum times the Daily Balance of the undrawn amount of all outstanding Letters of Credit.”

(kk)                          Section 2.7 of the Credit Agreement (Cash Management) is hereby amended and restated in its entirety to read as follows:

“2.7                         Cash Management.

(a)                                 U.S. Loan Parties shall and shall cause each of their U.S. Subsidiaries to (i) establish and maintain cash management services of a type and on terms reasonably satisfactory to Agent at one or more of the banks set forth on Schedule 2.7(a) (each a “Cash Management Bank”), and shall request in writing and otherwise take such reasonable steps to ensure that all of their and their U.S. Subsidiaries’ Account Debtors forward payment of the amounts owed by them directly to such Cash Management Bank, and (ii) deposit or cause to be deposited promptly, and in any event no later than the third Business Day after the date of receipt thereof, all of their Collections, other than amounts not exceeding at anytime $250,000 for any individual account and $1,500,000 in the aggregate for all such accounts (including those sent directly by their Account Debtors to U.S. Loan Parties or their U.S. Subsidiaries) into a bank account in Administrative Borrower’s name (a “Cash Management Account”) at one of the Cash Management Banks.  If at any date of determination Liquidity is less than $50,000,000, then the U.S. Loan Parties shall, and shall cause each of their U.S. Subsidiaries to, promptly (but in any event by no later than within 60 days) establish a lockbox subject to an irrevocable lockbox agreement in a form reasonably acceptable to the Administrative Agent at a Cash Management Bank and shall promptly (but in any event by no later than within 60 days) instruct all of the U.S. Loan Parties’ and their U.S. Subsidiaries’ Account Debtors to (i) wire all payments to account number 156330730maintained at JPMorgan Chase Bank, N.A. (the “Cash Concentration Account”) and/or (ii) forward all payments by check directly to such lockbox, which shall be linked to the Cash Concentration Account.

(b)                                 Each Cash Management Bank shall establish and maintain Cash Management Agreements with Agent and U.S. Loan Parties.  Each such Cash Management

Agreement shall provide, among other things, that (i) the Cash Management Bank will comply with any instructions originated by Agent directing the disposition of the funds in such Cash Management Account without further consent by U.S. Loan Parties or their U.S. Subsidiaries, as applicable, (ii) the Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable Cash Management Account, other than for payment of its service fees and other charges directly related to the administration of such Cash Management Account and for returned checks or other items of payment, and (iii) upon the instruction of the Agent (an “Activation Instruction”), it will forward by daily sweep all amounts in the applicable Cash Management Account (including, without limitation, the Cash Concentration Account) to the Agent’s Account.  Agent agrees not to issue an Activation Instruction with respect to the Cash Management Accounts unless a Triggering Event has occurred and is continuing at the time such Activation Instruction is issued.  Agent agrees to promptly deliver to the Cash Management Bank a rescission of the Activation Instruction (the “Rescission”) if: (x) the Triggering Event upon which such Activation Instruction was issued has been waived in writing in accordance with the terms of this Agreement, and (y) no additional Triggering Event has occurred and is continuing prior to the date of the Rescission or is reasonably expected to occur on or immediately after the date of the Rescission.

(c)                                  So long as no Event of Default has occurred and is continuing, Administrative Borrower may amend Schedule 2.7(a) to add or replace a Cash Management Bank or Cash Management Account; provided, however, that (i) such prospective Cash Management Bank shall be reasonably satisfactory to Agent, and (ii) prior to the time of the opening of such Cash Management Account, a U.S. Loan Party (or its U.S. Subsidiary, as applicable) and such prospective Cash Management Bank shall have executed and delivered to Agent a Cash Management Agreement.

(d)                                 Each Cash Management Account (including, without limitation, the Cash Concentration Account) shall be a cash collateral account subject to a Control Agreement.

(e)                                  U.K. Loan Parties shall (i) establish and maintain cash management services of a type and on terms reasonably satisfactory to Agent at one or more of the banks set forth on Schedule 2.7(e) (each a “U.K. Cash Management Bank”), and shall request in writing and otherwise take such reasonable steps to ensure that all of their Account Debtors forward payment of the amounts owed by them directly to such U.K. Cash Management Bank, and (ii) deposit or cause to be deposited promptly, and in any event no later than the second Business Day after the date of receipt thereof, all of their Collections, other than amounts not exceeding at anytime $250,000 for any individual account and $1,500,000 in the aggregate for all such accounts (including those sent directly by their Account Debtors to U.K. Loan Parties) into a bank account in U.K. Borrower’s name (a “U.K. Cash Management Account”) at one of the U.K. Cash Management Banks.

(f)                                   Each U.K. Cash Management Bank shall establish and maintain U.K. Cash Management Agreements with Agent and U.K. Loan Parties.  If at any date of determination Liquidity is less than $75,000,000, then the U.K. Loan Parties shall promptly establish separate disbursement accounts and collection accounts at the U.K. Cash Management Banks such that thereafter Collections are deposited in an U.K. Cash Management Account that is a collection account and such collection account shall thereafter fund a disbursement account for all payables of the U.K. Loan Parties.  Each such U.K. Cash Management Agreement shall provide, among other things, that (i) the U.K. Cash Management Bank will comply with any instructions originated by Agent directing the disposition of the funds in such U.K. Cash Management Account without further consent by U.K. Loan Parties, (ii) the U.K. Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable U.K. Cash Management Account, other than for payment of its service fees and other charges directly related to the administration of such U.K. Cash Management Account and for returned checks or other items of payment, and (iii) upon the instruction of the Agent (an “U.K. Activation Instruction”), it will forward by daily sweep all amounts in the applicable U.K. Cash Management Account to the Agent’s Account.  Agent agrees not to issue an U.K. Activation Instruction with respect to the U.K. Cash Management Accounts unless a U.K. Triggering Event has occurred and is continuing at the time such U.K. Activation Instruction is issued.  Agent agrees to promptly deliver to the U.K. Cash Management Bank a rescission of the U.K. Activation Instruction (the “U.K. Rescission”) if: (x) the U.K. Triggering Event upon which such U.K. Activation Instruction was issued has been waived in writing in accordance with the terms of this Agreement, and (y) no additional U.K. Triggering Event has occurred and is continuing prior to the date of the U.K. Rescission or is reasonably expected to occur on or immediately after the date of the U.K. Rescission.

(g)                                  So long as no Event of Default has occurred and is continuing, U.K. Borrower may amend Schedule 2.7(e) to add or replace an U.K. Cash Management Bank or U.K. Cash Management Account; provided, however, that (i) such prospective U.K. Cash Management Bank shall be reasonably satisfactory to Agent, and (ii) prior to the time of the opening of such U.K. Cash Management Account, a U.K. Loan Party and such prospective U.K. Cash Management Bank shall have executed and delivered to Agent a U.K. Cash Management Agreement.

(h)                                 Each U.K. Cash Management Account shall be a cash collateral account subject to a Control Agreement.”

(ll)                                  Section 2.8 of the Credit Agreement (Crediting Payments) is hereby amended by amending and restating the first sentence therein in its entirety to read as follows:

“The receipt of any payment item by Agent (whether from transfers to Agent by the Cash Management Banks and/or the U.K. Cash Management Banks pursuant to the Cash Management Agreements, the U.K. Cash Management Agreements or otherwise) shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Agent’s Account or unless and until such payment item is honored when presented for payment.”

(mm)                  Section 2.10 of the Credit Agreement (Maintenance of Loan Account; Statement of Obligations) is hereby amended by amending and restating the second sentence therein in its entirety to read as follows:

“In accordance with Section 2.8, the Loan Account will be credited with all payments received by Agent from Borrowers or for Borrowers’ account, including all amounts received in the Agent’s Account from any Cash Management Bank and any U.K. Cash Management Bank.”

(nn)                          Section 2.12(a)(ii) of the Credit Agreement (Letters of Credit) is hereby amended by replacing the reference therein to “$25,000,000” with “$5,000,000”.

(oo)                          Section 3.2 of the Credit Agreement (Conditions Precedent to all Extensions of Credit) is hereby amended and restated in its entirety to read as follows:

“3.2                         Conditions Precedent to all Extensions of Credit.  The obligation of the Lender Group (or any member thereof) to make any Advances hereunder (or to extend any other credit hereunder) at any time shall be subject to the following conditions precedent:

(a)                                 the representations and warranties of Loan Parties or their Subsidiaries contained in this Agreement or in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

(b)                                 no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof; and

(c)                                  if the Agent has not received the borrowing base reports set forth on Schedule 5.2 for the most recently ended period, then the Borrowers shall be required to deliver such borrowing base reports.

(pp)                          Section 3.3 of the Credit Agreement (Term) is hereby amended by replacing the reference therein to “October 17, 2016” with “August 18, 2019”.

(qq)                          The following new Section 4.32 (OFAC) is added to the Credit Agreement to read as follows”

“4.23                  Anti-Corruption Laws and Sanctions.  No Loan Party nor any of its Subsidiaries is in material violation of any Anti-Corruption Laws or other applicable Sanctions, including, without limitation, any of the country or list based economic and trade sanctions administered and enforced by OFAC.  No Loan Party nor any of its Subsidiaries (a) is a Sanctioned Person or a Sanctioned Entity, (b) has its assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities.  No proceeds of any loan made hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.  No loan made hereunder or Letter of Credit issued hereunder, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Laws or applicable Sanctions.”

(rr)                                Schedule 5.2 of the Credit Agreement is hereby replaced in its entirety with the new Schedule 5.2 attached hereto as Annex A.

(ss)                              Section 5.16 of the Credit Agreement (Formation of Subsidiaries) is hereby amended and restated in its entirety to read as follows:

“5.16                  Formation of Subsidiaries.  At the time that any Loan Party forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Closing Date (other than a Subsidiary which qualified as an Inactive Subsidiary) or any Inactive Subsidiary of a Loan Party ceases to be an Inactive Subsidiary after the Closing Date, such Loan Party shall promptly and in in any event within 30 days after the formation, acquisition or change in status thereof, (a)  cause such new Subsidiary (other than an Excluded Foreign Subsidiary or a Canadian Subsidiary) to provide to Agent a joinder to this Agreement and the Security Agreement (or the applicable U.K. Security Documents, if applicable), together with such other security documents (including Mortgages with respect to any Real Property of such new Subsidiary), as well as appropriate financing statements (and equivalent instruments in the United Kingdom) (and with respect to all property subject to a Mortgage, fixture filings), all in form and substance reasonably satisfactory to Agent (including being sufficient to grant Agent a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary); provided that any such guaranty or security provided by a Subsidiary incorporated outside the United States shall support only the U.K. Obligations, (b) provide to Agent a pledge agreement and appropriate certificates and powers or financing statements (and equivalent instruments in the United Kingdom), hypothecating all of the direct or beneficial ownership interest in such new Subsidiary, in form and substance reasonably satisfactory to Agent, provided, that in the case of a first tier foreign Subsidiary, such pledge made to support the U.S. Obligations shall not be for more than 65% of such voting ownership interest in such new Subsidiary, and (c) provide to Agent all other documentation, including one or more opinions of counsel reasonably satisfactory to Agent, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above (including policies of title insurance or other documentation with respect to all property subject to a Mortgage).  Any document, agreement, or instrument executed or issued pursuant to this Section 5.16 shall be a Loan Document.”

(tt)                                Section 5.23 of the Credit Agreement (Anti-Corruption Laws) is hereby added to the Credit Agreement to read as follows:

“5.23                  Anti-Corruption Laws.  Each Loan Party will maintain in effect and enforce policies and procedures designed to ensure compliance by such Loan Party and each of its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.”

(uu)                          Section 6.12 of the Credit Agreement (Investments) is hereby amended and restated in its entirety to read as follows:

“6.12                  Investments.  Except for Permitted Investments, directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that (x) (i) Administrative Borrower and its Subsidiaries organized or incorporated under the laws of the United States shall not have Permitted Investments (other than in the Cash Management Accounts) in Deposit Accounts or Securities Accounts, at any time, in any individual account in excess of $250,000 or $1,500,000 in the aggregate for all such accounts unless Administrative Borrower or its Subsidiary organized or incorporated under the laws of the United States, as applicable, and the applicable securities intermediary or bank have entered into Control Agreements governing such Permitted Investments in order to perfect (and further establish) the Agent’s Liens in such Permitted Investments and (ii) subject to the foregoing clause (x)(i), Administrative Borrower shall not and shall not permit its Subsidiaries organized or incorporated under the laws of the United States to establish or maintain any Deposit Account or Securities Account unless Agent shall have received a Control Agreement in respect of such Deposit Account or Securities Account, and (y) (i) each U.K. Loan Party shall not have Permitted Investments (other than in the U.K. Cash Management Accounts) in Deposit Accounts or Securities Accounts, at any time, in any individual account in excess of $250,000 or $1,500,000 in the aggregate for all such accounts unless the applicable U.K. Loan Party and the applicable securities intermediary or bank have entered into Control Agreements governing such Permitted Investments and (ii) subject to the foregoing clause (y)(i), no U.K. Loan Party shall establish or maintain any Deposit Account or Securities Account unless Agent shall have received a Control Agreement in respect of such Deposit Account or Securities Account.”

(vv)                          Section 6.15 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“6.15                  Anti-Terrorism Laws.  None of the Loan Parties, nor any of their Subsidiaries shall:

(i)                                     conduct any business or engage in any transaction or dealing with any Sanctioned Entity or Sanctioned Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Sanctioned Entity or Sanctioned Person,

(ii)                                  deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the OFAC Sanctions Programs,

(iii)                               engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the OFAC Sanctions Programs, the USA Patriot Act or any other Anti-Terrorism Law, or

(iv)                              use the proceeds of any loan or Letter of Credit in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws.”

(ww)                      Section 6.16(b) of the Credit Agreement (Capital Expenditures) is hereby amended and restated in its entirety to read as follows:

“(b)                           Capital Expenditures.  To the extent the average Liquidity for the preceding thirty day period is less than $30,000,000, make Capital Expenditures (i) in fiscal year 2015 in excess of $60,000,000 and (ii) in any other fiscal year in excess of $50,000,000.  Anything to the foregoing notwithstanding, (i) in the event that the amount of Capital Expenditures permitted to be made by the Borrowers and their respective Subsidiaries pursuant to hereto in any period (before giving effect to any increase in such permitted expenditure amount pursuant to clause (i)) is greater than the amount of such Capital Expenditures actually made by the Parent and its Subsidiaries during such fiscal year, such excess may be carried forward and utilized to make Capital Expenditures in the succeeding year in an aggregate amount equal to 100% of such excess amount, (ii) Capital Expenditures made pursuant to this Section 6.16(b) during any fiscal year shall be deemed made first, in respect of amounts permitted for such fiscal year as provided above (without giving effect to amounts carried over from any prior fiscal year pursuant to clause (i) above) and second, in respect of the excess amount carried over from any prior fiscal year pursuant to clause (i) above and (iii) the amount of Capital Expenditures made with the insurance proceeds received by Parent or its Subsidiaries from any casualty or taking used to replace or restore any properties or assets in respect of which such proceeds were paid shall not reduce the amounts set forth above to the extent such insurance proceeds are not required to be applied to prepay the Obligations pursuant to Section 2.4(c) or Section 5.8.”

(xx)                          Section 7.13 of the Credit Agreement (Events of Default) is hereby amended and restated in its entirety to read as follows:

“7.13                  Intentionally Omitted; or”

(yy)                          Section 14.1 of the Credit Agreement (Amendments and Waivers) is hereby amended and restated in its entirety to read as follows:

“14.1                  Amendments and Waivers.  No amendment or waiver of any provision of this Agreement or any other Loan Document (other than Bank Product Agreements or the Fee Letter), and no consent with respect to any departure by Loan Parties therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and Administrative Borrower (on behalf of all Loan Parties) and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders directly affected thereby and Administrative Borrower (on behalf of all Loan Parties), do any of the following:

(a)                                 increase or extend any Commitment of any Lender or amend any of the provisions of Section 2.18,

(b)                                 postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,

(c)                                  reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document,

(d)                                 change the Pro Rata Share that is required to take any action hereunder,

(e)                                  amend or modify this Section or any provision of this Agreement providing for consent or other action by all Lenders,

(f)                                   other than as permitted by Section 15.11, release Agent’s Lien in and to all or a substantial portion of the Collateral,

(g)                                  change the definition of “Required Lenders” or “Pro Rata Share”,

(h)                                 contractually subordinate any of the Agent’s Liens,

(i)                                     other than in connection with a merger, liquidation, dissolution or sale of such Person expressly permitted by the terms hereof or the other Loan Documents, release all or substantially all of the value of any Guaranty,

(j)                                    amend any of the provisions of Section 2.4(b)(i) or (ii),

(k)                                 change the definitions of U.S. Borrowing Base or U.K. Borrowing Base or the definitions of Eligible Accounts, Eligible Inventory, U.S. Eligible Accounts, U.S. Eligible Inventory, U.K. Eligible Accounts, U.K. Eligible Inventory or Maximum Revolver Amount or change Section 2.1(b),

(l)                                     amend any of the provisions of this Section 14.1, or

(m)                             release either of the Parent or the U.K. Borrower from their obligations under this Agreement and the other Loan Documents.

and, provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by Agent, Issuing Lender, or Swing Lender, as applicable, affect the rights or duties of Agent, Issuing Lender, or Swing Lender, as applicable, under this Agreement or any other Loan Document.  The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Loan Parties, shall not require consent by or the agreement of Loan Parties.”

(zz)                            Credit Agreement Schedules.  Certain schedules to the Credit Agreement are hereby amended in their entirety by the schedules attached as Annex B to this Amendment.

(aaa)                   Compliance Certificate.  The Agent and the Lenders hereby agree that the deadline for the Borrowers to submit to the Agent the Compliance Certificate for the fiscal quarter ended June 30, 2014 is extended to August 22, 2014.

3.                                      Conditions to Effectiveness.  The effectiveness of this Amendment is subject to the fulfillment, in a manner satisfactory to the Agent and the Lenders, of each of the following conditions precedent (the date such conditions are fulfilled or waived by the Agent and the Lenders is hereinafter referred to as the “Third Amendment Effective Date”):

(a)                                 Representations and Warranties; No Event of Default.  The representations and warranties herein, in Section 4 of the Credit Agreement and in each other Loan Document and certificate or other writing delivered to the Agent and the Lenders pursuant hereto on or prior to the Third Amendment Effective Date shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) after giving effect to this Amendment on and as of the Third Amendment Effective Date as though made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date), and no Default or Event of Default shall have occurred and be continuing on the Third Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(b)                                 Execution of Amendment.  The Agent and the Lenders shall have executed this Amendment and shall have received a counterpart to this Amendment, duly executed by the Borrowers and each Guarantor.

(c)                                  Execution of Amendment to the Fee Letter.  The Agent shall have executed an amendment to the Fee Letter and shall have received a counterpart to an amendment to the Fee Letter, duly executed by the Borrowers.

(d)                                 Searches.  Agent shall have received evidence that appropriate financing statements (and equivalent instruments in the United Kingdom) have been duly filed in such office or offices as may be necessary or, in the opinion of Agent, desirable to perfect the Agent’s Liens in and to the Collateral, and to the extent practicable, Agent shall have received searches reflecting the filing of all such financing statements, and evidencing the absence of any other Liens on the Collateral, other than Liens acceptable to Agent.

(e)                                  Additional Conditions.  Agent shall be satisfied of the completion of each of the following conditions precedent:

(i)                                     Agent shall have received a certificate from the Secretary of each Loan Party (or, in the case of a U.K. Loan Party, a certificate from a director or the company secretary) (i) attesting to the resolutions of such Loan Parties’ Board of Directors authorizing its execution, delivery, and performance of this Amendment and the other Loan Documents to which such Loan Party is a party, (ii) authorizing specific officers of such Loan Party to execute the same, (iii) attesting to the incumbency and signatures of such specific officers of such Loan Party, and (iv) in the case of each U.K. Loan Party, confirming that the execution by the relevant U.K. Loan Party of this Amendment and the other Loan Documents and the performance of its obligations under such documents are within its corporate powers and have been duly approved by all necessary corporate action;

(ii)                                  Agent shall have (A) received copies of each Loan Parties’ Governing Documents, as amended, modified, or supplemented to the Third Amendment Effective Date, certified by the Secretary of such Loan Party (or, in the case of a U.K. Loan Party, certified by a director or the company secretary) and/or (B) a certificate from the Secretary of each Loan Party (or, in the case of a U.K. Loan Party, certified by a director or the company secretary) certifying that such Loan Party’s Governing Documents previously delivered to Agent have not been amended or otherwise modified since the Original Closing Date (or such later date on which Governing Documents were previously delivered to Agent);

(iii)                               Agent shall have received a certificate of status with respect to each U.S. Loan Party, dated within 10 days of the Third Amendment Effective Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such U.S. Loan Party, which certificate shall indicate that such U.S. Loan Party is in good standing in such jurisdiction;

(iv)                              Agent shall have received certificates of status with respect to each U.S. Loan Party, each dated within 30 days of the Third Amendment Effective Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such U.S. Loan Party) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such U.S. Loan Party is in good standing in such jurisdictions;

(v)                                 To the extent not covered by the insurance certificates and endorsements delivered to Agent prior to the Third Amendment Effective Date, Agent shall have received a certificate of insurance, together with the endorsements thereto (including loss payable endorsements), as are required by Section 5.8, the form and substance of which shall be reasonably satisfactory to Agent.  Loan Parties insurance policies and binders shall be reasonably satisfactory to Agent;

(vi)                              Agent shall have received legal opinions, in form and substance reasonably satisfactory to Agent from (i) Willkie Farr & Gallagher LLP, special New York counsel to Loan Parties, (ii) Daniel P. Emerson, in-house legal counsel to Loan Parties, (iii) Suter Howald, special Switzerland counsel to Loan Parties, and (iv) Norton Rose Fulbright, special U.K. counsel to Agent;

(vii)                           Agent shall have received a certificate of the chief financial officer of Parent certifying (i) as to the truth and accuracy of the representations and warranties of each Loan Party contained in Section 4 of the Credit Agreement, (ii) the absence of any Defaults or Events of Default, and (iii) the Loan Parties, taken as a whole, are Solvent, on and as of the Third Amendment Effective Date;

(viii)                        Agent shall have received completed USA Patriot Act searches, the results of which are satisfactory to Agent in its sole discretion;

(ix)                              Borrowers shall have paid all Lender Group Expenses incurred on or prior to the Third Amendment Effective Date in connection with the transactions evidenced by this Amendment, including, without limitation, an amendment fee to the Agent, for the benefit of the Lenders, in the amount of $100,000 in immediately available funds;

(x)                                 Agent shall have received a final set of Projections of Parent and its Subsidiaries for the 3 year period following the Third Amendment Effective Date (on a year by year basis, and for the 1 year period following the Third Amendment Effective Date, on a month by month basis), in form and substance (including as to scope and underlying assumptions) reasonably satisfactory to Agent;

(xii)                           Loan Parties and each of their Subsidiaries shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by Loan Parties or their Subsidiaries of the Loan Documents or with the consummation of the transactions contemplated thereby;

(xiii)                        there shall exist no claim, action, suit, investigation, litigation or proceeding pending or threatened in any court or before any Governmental Authority which relates to the transactions contemplated by the Loan Documents or which, in the Permitted Discretion of any Lender, has a reasonable likelihood of having a material adverse effect on (A) the ability of Loan Parties to perform their obligations under the Loan Documents, or (B) the ability of Lenders to enforce the Loan Documents;

(xiv)                       Agent shall have received a borrowing base certificate executed by the Parent, in form and substance satisfactory to Agent; and

(xv)                          all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance reasonably satisfactory to Agent.

4.                                      Representations and Warranties.  Each of the Borrowers and the Guarantors represents and warrants as follows:

(a)                                 The execution, delivery and performance by the Borrowers or such Guarantor of this Amendment (including, without limitation, Section 5) and the performance by the Borrowers or such Guarantor of the Credit Agreement, as amended hereby, have been duly authorized by all necessary action, and the Borrowers or such Guarantor has all requisite power, authority and legal right to execute, deliver and perform this Amendment (including, without limitation, Section 5) and to perform the Credit Agreement, as amended hereby.

(b)                                 This Amendment and the Credit Agreement, as amended hereby, is a legal, valid and binding obligation of the Borrowers or such Guarantor, enforceable against the Borrowers or such Guarantor in accordance with the terms thereof, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(c)                                  The representations and warranties contained in Section 4 of the

Credit Agreement are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) after giving effect to this Amendment on and as of the Third Amendment Effective Date as though made on and as of the Third Amendment Effective Date (except to the extent such representations and warranties expressly relate to an earlier date), and no Event of Default or Default has occurred and is continuing on and as of the Third Amendment Effective Date, or would result from this Amendment becoming effective in accordance with its terms.

5.                                      Release.  Each of the Borrowers and the Guarantors may have certain Claims against the Released Parties, as those terms are defined below, regarding or relating to the Credit Agreement or the other Loan Documents.  The Agent, the Lenders, the Borrowers and the Guarantors desire to resolve each and every one of such Claims in conjunction with the execution of this Amendment and thus each of the Borrowers and the Guarantors makes the releases contained in this Section 5.  In consideration of the Agent and the Lenders entering into this Amendment and agreeing to substantial concessions as set forth herein, each of the Borrowers and the Guarantors hereby fully and unconditionally releases and forever discharges each of the Agent and the Lenders, and their respective directors, officers, employees, subsidiaries, branches, affiliates, attorneys, agents, representatives, successors and assigns and all persons, firms, corporations and organizations acting on any of their behalves (collectively, the “Released Parties”), of and from any and all claims, allegations, causes of action, costs or demands and liabilities, of whatever kind or nature, from the beginning of the world to the date on which this Amendment is executed, whether known or unknown, liquidated or unliquidated, fixed or contingent, asserted or unasserted, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, anticipated or unanticipated, which the Borrowers or the Guarantors has, had, claims to have had or hereafter claims to have against the Released Parties by reason of any act or omission on the part of the Released Parties, or any of them, occurring prior to the date on which this Amendment is executed, including all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings among the parties up to and including the date on which this Amendment is executed, including the administration or enforcement of the Advances, the Obligations, the Credit Agreement or any of the Loan Documents (collectively, all of the foregoing, the “Claims”).  Each of the Borrowers and the Guarantors represents and warrants that it has no knowledge of any claim by it against the Released Parties or of any facts or acts of omissions of the Released Parties which on the date hereof would be the basis of a claim by the Borrowers or the Guarantors against the Released Parties which is not released hereby.  Each of the Borrowers and the Guarantors represents and warrants that the foregoing constitutes a full and complete release of all Claims.

6.                                     Miscellaneous.

(a)                                 Continued Effectiveness of the Credit Agreement.  Except as otherwise expressly provided herein, the Credit Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the Third Amendment Effective Date (i) all references in the Credit Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this

Amendment, and (ii) all references in the other Loan Documents to the “Credit Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment.  To the extent that the Credit Agreement or any other Loan Document purports to pledge to Agent, or to grant to Agent, a security interest or lien, such pledge or grant is hereby ratified and confirmed in all respects.  Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as an amendment of any right, power or remedy of the Agent and the Lenders (including the Issuing Lender) under the Credit Agreement or any other Loan Document, nor constitute a waiver or an amendment of any provision of the Credit Agreement or any other Loan Document.

(b)                                 Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Amendment by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Amendment.

(c)                                  Headings.  Section headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(d)                                 Costs and Expenses.  The U.S. Borrowers agree to pay on demand all Lender Group Expenses in connection with the preparation, execution and delivery of this Amendment.

(e)                                  Amendment as Loan Document.  The Borrowers and each Guarantor hereby acknowledge and agree that this Amendment constitutes a “Loan Document” under the Credit Agreement.  Accordingly, it shall be an Event of Default under the Credit Agreement if (i) any representation or warranty made by the Borrowers or any Guarantor under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (ii) the Borrowers or any Guarantor shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

(f)                                   Governing Law.  This Amendment shall be governed by the laws of the State of New York.

(g)                                 Waiver of Jury Trial.  THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

[Remainder of this Page Intentionally Left Bank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

U.S. BORROWERS:

TAKE-TWO INTERACTIVE SOFTWARE, INC.,
a Delaware corporation

By:	/s/ Daniel Emerson
Name:	Daniel Emerson
Title:	Senior Vice President

WC HOLDCO, INC.,
a New York corporation

By:	/s/ Daniel Emerson
Name:	Daniel Emerson
Title:	Vice President

U.K. BORROWER:

TAKE-TWO GB LIMITED
a company incorporated under the laws of England and Wales

By:	/s/ Daniel Emerson
Name:	Daniel Emerson
Title:	Director

GUARANTORS:

2K GAMES, INC.,
a Delaware corporation
2KSPORTS, INC.,
a Delaware corporation
FIRAXIS GAMES, INC.,
a Delaware corporation
FROG CITY SOFTWARE, INC.,
a Delaware corporation

By:	/s/ Daniel Emerson
Name:	Daniel Emerson
Title:	Vice President

Third Amendment to Second Amended and Restated Credit Agreement

2K PLAY, INC.,
a Delaware corporation
INDIE BUILT, INC.,
a Delaware corporation
INVENTORY MANAGEMENT SYSTEMS, INC.,
a Delaware corporation
KUSH GAMES, INC.,
a California corporation
2K VEGAS, INC.,
a Delaware corporation
TALONSOFT, INC.,
a Delaware corporation
VISUAL CONCEPTS ENTERTAINMENT,
a California corporation
VLM ENTERTAINMENT GROUP, INC.,
a Delaware corporation

By:	/s/ Daniel Emerson
Name:	Daniel Emerson
Title:	Vice President

Third Amendment to Second Amended and Restated Credit Agreement

ROCKSTAR SAN DIEGO, INC.,
a Virginia corporation
IRRATIONAL GAMES, LLC,
a Delaware limited liability company
ROCKSTAR GAMES, INC.,
a Delaware corporation

By:	/s/ Daniel Emerson
Name:	Daniel Emerson
Title:	Vice President

CAT DADDY GAMES, L.L.C.,
a Washington limited liability company

By: Take-Two Interactive Software, Inc., its sole member

By:	/s/ Daniel Emerson
Name:	Daniel Emerson
Title:	Senior Vice President

JOYTECH EUROPE LIMITED
a company incorporated under the laws of England and Wales

By:	/s/ Daniel Emerson
Name:	Daniel Emerson

Title:	Director

TAKE TWO INTERACTIVE SOFTWARE EUROPE LIMITED
a company incorporated under the laws of England and Wales

By:	/s/ Daniel Emerson
Name:	Daniel Emerson
Title:	Director

Third Amendment to Second Amended and Restated Credit Agreement

DMA DESIGN HOLDINGS LIMITED
a company incorporated under the laws of England and Wales

By:	/s/ Daniel Emerson
Name:	Daniel Emerson
Title:	Director

ROCKSTAR LINCOLN LIMITED
a company incorporated under the laws of England and Wales

By:	/s/ Daniel Emerson
Name:	Daniel Emerson
Title:	Director

ROCKSTAR LEEDS LIMITED
a company incorporated under the laws of England and Wales

By:	/s/ Daniel Emerson
Name:	Daniel Emerson
Title:	Director

ROCKSTAR LONDON LIMITED
a company incorporated under the laws of England and Wales

By:	/s/ Daniel Emerson
Name:	Daniel Emerson
Title:	Director

ROCKSTAR NORTH LIMITED
a company incorporated under the laws of England and Wales

By:	/s/ Daniel Emerson
Name:	Daniel Emerson
Title:	Director

Third Amendment to Second Amended and Restated Credit Agreement

ROCKSTAR INTERNATIONAL LIMITED
a company incorporated under the laws of England and Wales

By:	/s/ Daniel Emerson
Name:	Daniel Emerson
Title:	Director

VENOM GAMES LIMITED
a company incorporated under the laws of England and Wales

By:	/s/ Daniel Emerson
Name:	Daniel Emerson
Title:	Director

TAKE TWO INTERNATIONAL SA,
a company incorporated under the laws of Switzerland

By:	/s/ Daniel Emerson
Name:	Daniel Emerson
Title:	Director

2K MARIN, INC.,
a Delaware corporation

By:	/s/ Daniel Emerson
Name:	Daniel Emerson
Title:	Vice President

ROCKSTAR NEW ENGLAND, INC.,
a Delaware corporation

By:	/s/ Daniel Emerson
Name:	Daniel Emerson
Title:	Vice President

WEAZEL STUDIOS INCORPORATED,
a Delaware corporation

By:	/s/ Daniel Emerson
Name:	Daniel Emerson
Title:	Vice President

2K, INC.,
a New York corporation

By:	/s/ Daniel Emerson
Name:	Daniel Emerson
Title:	Vice President

2K GAMES SOUNDS LLC,
a Delaware limited liability company
2K GAMES SONGS LLC,
a Delaware limited liability company
2K GAMES TUNES LLC,
a Delaware limited liability company
ROCKSTAR GAMES SONGS LLC,
a Delaware limited liability company
ROCKSTAR GAMES SOUNDS LLC,
a Delaware limited liability company
ROCKSTAR GAMES TUNES LLC,
a Delaware limited liability company

By: Take-Two Interactive Software, Inc., the sole managing member

By:	/s/ Daniel Emerson
Name:	Daniel Emerson
Title	Senior Vice President

WELLS FARGO CAPITAL FINANCE, LLC,
a Delaware limited liability company, as Agent and as a Lender

By:	/s/ Sara Townsend
Name:	Sara Townsend
Title:	Vice President

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Thomas G. Williams
Name:	Thomas G. Williams
Title:	Authorized Officer

Annex A

Schedule 5.2

Provide Agent (and if so requested by Agent, with copies for each Lender) with each of the documents set forth below at the following times in form reasonably satisfactory to Agent:

Monthly (no later than (i) in the case of electronic reporting, the 15th day after the end of the month, and (ii) in all other cases, the 20th day after the end of the month)	(a) a detailed report regarding Loan Parties’ and their Subsidiaries’ cash and Cash Equivalents, including an indication of which amounts constitute Qualified Cash.

Monthly; provided that (i) Liquidity is less than $150,000,000 or (ii) there are Advances outstanding (no later than (i) in the case of electronic reporting, the 15th day after the end of the month, and (ii) in all other cases, the 20th day after the end of the month) (it being understood and

(b)         a detailed aging, by total, of Loan Parties’ Accounts, (delivered electronically in an acceptable format, if Loan Parties have implemented electronic reporting),

(c)          a detailed Inventory system/perpetual report (delivered electronically in an acceptable format, if Loan Parties have implemented electronic reporting),

(d)         Account roll-forward, in a format acceptable to Agent in its discretion, tied to the beginning and ending account receivable balances of Loan Parties’ general ledgers,

(e)          a borrowing base certificate executed by the Parent, in form and substance satisfactory to Agent;

(f)           supporting details supplied from sales journals, collection journals, credit registers and any other records (delivered electronically in an acceptable format, if Loan Parties have implemented electronic reporting);

(g)          Inventory system/perpetual reports specifying the cost of Loan Parties’ and their Subsidiaries’ Inventory, by category, with additional detail showing additions to and deletions therefrom (delivered electronically in an acceptable format, if Loan Parties have implemented electronic reporting),

(h)         a detailed aging, by total, of Loan Parties’ Accounts, together with a reconciliation and supporting documentation for any reconciling items noted (delivered electronically in an acceptable format, if Loan Parties have agreed that the Borrowers may submit such reports more frequently at their election).

implemented electronic reporting),

(i)             notice of all material claims, offsets, or disputes asserted by Account Debtors with respect to Loan Parties’ and their Subsidiaries’ Accounts,

(j)            a detailed calculation of those Accounts that are not eligible for the U.S. Borrowing Base and the U.K. Borrowing Base, if Loan Parties have not implemented electronic reporting (provided, that certain ineligible Accounts that are not captured by electronic reporting shall be reported manually even if electronic reporting has been implemented),

(k)         a detailed Inventory system/perpetual report together with a reconciliation to Loan Parties’ general ledger accounts (delivered electronically in an acceptable format, if Loan Parties have implemented electronic reporting),

(l)             a detailed calculation of Inventory categories that are not eligible for the U.S. Borrowing Base and the U.K. Borrowing Base, if Loan Parties have not implemented electronic reporting (provided, that certain ineligible Inventory categories that are not captured by electronic reporting shall be reported manually even if electronic reporting has been implemented),

(m)     a summary aging, by vendor, of Loan Parties’ and their Subsidiaries’ accounts payable and any book overdrafts (delivered electronically in an acceptable format, if Loan Parties have implemented electronic reporting) and an aging, by vendor, of any held checks,

(n)         a quarterly or monthly, as applicable, Account roll-forward, in a format acceptable to Agent in its discretion, tied to the beginning and ending account receivable balances of Loan Parties’ general ledgers,

(o)         a reconciliation of Accounts, trade accounts payable, and Inventory of Loan Parties’ general ledger accounts to their quarterly or monthly, as applicable, financial statements including any book reserves related to each category, and

(p)  a report regarding each Loan Parties’ and their Subsidiaries accrued, but unpaid rent obligations.

Upon reasonable request by Agent

(q)  a report setting forth a schedule of all royalty and license payables,

(r) copies of purchase orders and invoices for Inventory and Equipment acquired by Loan Parties or their Subsidiaries,

(s) such other reports as to the Collateral or the financial condition of Loan Parties and their Subsidiaries, as Agent may reasonably request,

(t) copies of invoices together with corresponding shipping and delivery documents, and credit memos together with corresponding supporting documentation, with respect to invoices and credit memos in excess of an amount determined in the sole discretion of Agent, from time to time,

(u) a report regarding Loan Parties’ and their Subsidiaries’ accrued, but unpaid taxes, including, without limitation, U.K. taxes and ad valorem taxes, and

(v) a detailed list of Loan Parties’ and their Subsidiaries’ customers, with address and contact information.